UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2012

Limelight Networks
(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Mill Avenue, 8th Floor Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (602) 850-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 20, 2012, Limelight Networks, Inc. (the "Company") issued a press release announcing that it will report its financial results for the fourth quarter and full-year fiscal 2011 on February 13th at approximately 4:00 p.m. EST (1:00 p.m. PST). The Company also announced that it is nearing the completion of its $25 million stock buyback program, having repurchased approximately 9.7 million shares of common stock at an average price of $2.57 per share since commencement. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated January 20, 2012 (furnished herewith).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limelight Networks (Registrant)
January 20, 2012 (Date)	/s/ PHILIP C. MAYNARD Philip C. Maynard Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Limelight Networks, Inc. Press Release dated January 20, 2012 (furnished herewith).